                                                          Exhibit 24(b)(4)(a)(i)

(JOHN HANCOCK(R) LOGO)           JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK
                                  HOME OFFICE: [100 Summit Lake Drive, 2nd Floor

                                                             Valhalla, NY 10595]

THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

This Contract is issued in consideration of the Payments. John Hancock Life Insurance Company of New York, a stock company, agrees to pay the benefits of this Contract in accordance with its terms.

VARIABLE ACCOUNT PROVISIONS

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE INVESTMENT RESULTS, AS APPLICABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE ACCOUNT PROVISIONS BEGIN ON PAGE 6.

The smallest annual rate of investment return which is required to be earned on the assets of the separate account so that the dollar amount of variable annuity payments will not decrease is [2.17%]. Explicit annual charges against the assets of the separate account are as follows:

Contract Asset Fee Charge: Not greater than [1.15%]

RIGHT TO REVIEW

You may cancel the Contract by returning it to our Annuities Service Center or the registered representative who sold it to you at any time within [10] days after receipt of the Contract. Within 7 days of receipt of the Contract by us, we will pay the Contract Value computed at the end of the Business Day on which the Contract is delivered to us plus the sum of all fees and charges deducted from the gross Payments to the Owner.

When the Contract is issued as an individual retirement annuity, during the first 7 days of this [10] day period, we will return the greater of (i) Contract Value computed at the end of the Business Day on which the Contract is delivered to us plus the sum of all fees and charges deducted from the gross Payments or
(ii) sum of all Payments less any Withdrawals. If you return the Contract to us after the first 7 days and before the [10]-day period has elapsed, we will refund an amount determined as described in the paragraph above.

SIGNED FOR THE COMPANY at its Main Administration Office in Boston, Massachusetts, on the Contract Date.


/s/ James D. Gallagher            /s/ Emanuel Alves

[James D. Gallagher, President]   [Emanuel Alves, Secretary]

INDIVIDUAL FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY

Variable Accumulation prior to Annuity Commencement Date
Variable and Fixed Annuity Options
Death Benefit Proceeds Payable prior to Annuity Commencement Date
Withdrawal Charge Waiver Benefit
Non-Participating

  DOLLAR COST AVERAGING (DCA) ACCOUNT OPTIONS MAY NOT BE AVAILABLE ON THE ISSUE
      DATE. REFER TO THE AVAILABLE INVESTMENT OPTIONS ON THE SPECIFICATIONS
                               PAGES FOR DETAILS.

ANNUITIES SERVICE CENTER:
[P.O. Box 9506 Portsmouth, NH 03802-9506] [1-800-551-2078] [www.jhannuitiesnew
york.com]

OVERNIGHT MAILING ADDRESS:
[164 Corporate Drive Portsmouth, NH 03801-6815]

VENTURE-B.11-NY                                                           SAMPLE

                                                               TABLE OF CONTENTS

Specifications Pages .....................................................   S.1
Part 1 - Definitions .....................................................     1
Part 2 - Parties to the Contract .........................................     4
Part 3 - Payments ........................................................     5
Part 4 - Fees And Deductions .............................................     6
Part 5 - Variable Account Provisions .....................................     6
Part 6 - Transfers .......................................................     8
Part 7  - Withdrawal Provisions ..........................................     9
Part 8 - Death Benefits ..................................................    11
Part 9 - Contract Maturity ...............................................    13
Part 10 - Annuity Payments ...............................................    13
Part 11 - Annuity Options ................................................    15
Part 12 - General Provisions .............................................    15
Part 13 - Contract Termination ...........................................    17

INTRODUCTION

This is an individual flexible payment deferred variable annuity contract. This Contract provides that, prior to the Annuity Commencement Date, the Contract Value will accumulate on a variable basis. You allocate Payments among one or more Investment Options. The initial Investment Options are identified on the Specifications Pages. The Contract Value will vary with the investment performance of your Investment Account. Subject to the provisions of the Contract, you may take withdrawals and transfer amounts among the Investment Options.

After the Annuity Commencement Date, Annuity Payments may be either fixed or variable, or a combination of fixed and variable. If you select Annuity Payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

If the Owner (Annuitant if the Owner is not an individual) dies while this Contract is in effect prior to the Annuity Commencement Date, we will pay a Death Benefit to the Beneficiary upon receipt of all required claim forms and proof of death of the Owner at the Annuities Service Center.

VENTURE-B.11-NY                                                           SAMPLE

                                                             SPECIFICATIONS PAGE

TYPE OF CONTRACT:                           [Qualified]     CONTRACT DATE:                [06/15/2011]
CONTRACT NUMBER:                            [000000005]     ISSUE STATE:                           NY
OWNER:                                    [John X. Doe]     OWNER'S AGE & SEX:            [55] [Male]
ANNUITANT:                                [John X. Doe]     ANNUITANT'S AGE & SEX:        [55] [Male]
[CO-OWNER:]                                         [ ]     [CO-OWNER'S AGE & SEX:]            [ ] [ ]
[CO-ANNUITANT:]                                     [ ]     [CO-ANNUITANT'S AGE & SEX:]        [ ] [ ]
PLAN [VENTURE 7 Series]

FEES AND CHARGES

CONTRACT ASSET FEE                      [1.15% years 1-7]
                                        [1.10% years 8 +]

ANNUAL CONTRACT FEE                                                                   Electronic-Delivery of Financial
                                        Owner Elects Electronic Delivery of             Transaction Confirmations is
                                        Financial Transaction Confirmations                  Not Elected by Owner
                                        -----------------------------------           --------------------------------
                                                            [$0]                                     [$50]
[RIDER FEE(S)                           See Optional Riders section on page S.[4]]

PAYMENT LIMITS

PAYMENT LIMITS                          -  Minimum Additional Payment Amount: [$30]

                                        -  Total Additional Payments: [$100,000]

                                        -  Maximum Amount: [$1,000,000]


VENTURE-B.11-NY                      S.1                                  SAMPLE

LIMITS--TRANSFERS AND AMOUNT OF PARTIAL WITHDRAWALS

TRANSFER CHARGES AND LIMITATIONS--      -  Minimum Transfer Amount: $300

BEFORE ANNUITY COMMENCEMENT             -  Minimum Investment Account Value: $100

DATE                                    -  Number of Transfers Per Contract Year: two per month

                                        -  Transfer Charge: the lesser of $25 or 2% of the amount of each transfer in excess of 12 per Contract Year

TRANSFER LIMITATIONS - ON OR AFTER      -  Number of Transfers Per Contract Year: 4
ANNUITY COMMENCEMENT DATE

LIMITATIONS ON AMOUNT OF                -  Minimum Amount of Partial Withdrawal: [$300]
PARTIAL WITHDRAWALS
                                        -  Minimum Investment Account Balance: $100

                                        -  Minimum Remaining Contract Value: $1,000

WITHDRAWALS CHARGES

TABLE OF WITHDRAWAL CHARGES               Number of Complete Years     Withdrawal Charge
                                        Payment has been in Contract       Percentage
                                        ----------------------------   -----------------
                                                       0                       8%
                                                       1                       7%
                                                       2                       6%
                                                       3                       5%
                                                       4                       4%
                                                       5                       3%
                                                       6                       2%
                                                       7+                      0%

                                        [Withdrawal Charges will be waived for any
                                        contract issued to an employee of the Company.]

INITIAL ALLOCATION OF NET PAYMENT (See Following Page for All Available Investment Options)

INITIAL PAYMENT                         [$100,000.00]

[DCA ACCOUNT OPTIONS:]                             [INITIAL INTEREST RATE]   [INITIAL GUARANTEE PERIOD EXPIRES]
[6 Month DCA Account]                   [25.00%]             [1.00%]                    [12/15/2011]

[THE INTEREST RATE FOR THE DCA ACCOUNT OPTION ABOVE MAY CONTAIN AN ENHANCEMENT
THAT MAY

NOT BE PROVIDED IN SUBSEQUENT GUARANTEE PERIODS.]

VARIABLE INVESTMENT OPTIONS:

[Lifestyle Balanced PS]                 [75.00%]

TOTAL                                   100.00%


VENTURE-B.11-NY                         S.2                            SAMPLE

AVAILABLE INVESTMENT OPTIONS

VARIABLE ACCOUNT: JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK SEPARATE ACCOUNT A

VARIABLE INVESTMENT OPTIONS:

     [Lifestyle Balanced]
     [Lifestyle Balanced PS]
     [Lifestyle Conservative]
     [Lifestyle Conservative PS]
     [Lifestyle Growth]
     [Lifestyle Growth PS]
     [Lifestyle Moderate]
     [Lifestyle Moderate PS]
     [Ultra Short Term Bond]

DOLLAR COST AVERAGING (DCA) ACCOUNT INVESTMENT OPTIONS:

     6 Month DCA Account

     [6 Month DCA Not Currently Available NO6MODCA03]

     12 Month DCA Account

     [12 Month DCA Not Currently Available NO12MODCA03]


VENTURE-B.11-NY                         S.3                               SAMPLE

OPTIONAL RIDERS

[ENHANCED DEATH BENEFIT RIDER: MARKETING NAME]

-   [Rider Date:]                       [06/15/2011]

-   [Rider Fee Percentage:]             [0.30%]

-   [Total Asset Fee Percentage         [1.45% years 1-7]
    (Contract Asset Fee from Pg S.1 +   [1.40% years 8+]
    Rider Fee Percentage):]

[GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER: MARKETING NAME]

-   [Rider Date:]                       [06/15/2011]

-   [Maximum Rider Fee Percentage:]     [1.50%]

ANNUITY BENEFITS

MATURITY DATE:                          [10/25/2046]

ANNUITY OPTION:                         Life 10-Year Certain

ANNUITY PAYMENTS -- GENERAL             The rates for Annuity Payments are determined based on:
INFORMATION

                                        -  Mortality Table: Annuity 2000 Table projected
                                           from 2002 to date of annuitization at Scale G,
                                           100% female blend

                                        -  Fixed Annuity Payment Interest Rate: 1.00%
                                            interest per year

                                        -  Variable Annuity Payment Assumed Interest Rate:
                                           1.00%

                                        The amount of each Annuity Payment will depend
                                        upon the age of the Annuitant, the Co-Annuitant,
                                        if any, or other payee.



VENTURE-B.11-NY                         S.4                               SAMPLE

                         AMOUNT OF FIRST MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE
                          FOR AN ANNUITANT BORN IN 1952

                             OPTION 1: LIFE ANNUITY

Option 1(A): Non-Refund    Option 1(B): 10 Year Certain
-----------------------    ----------------------------
 Age of                     Age of
Annuitant                  Annuitant
---------                  ---------
   55        N/A               55            N/A
   60       3.08               60           3.06
   65       3.50               65           3.47
   70       4.07               70           3.99
   75       4.85               75           4.66
   80       5.91               80           5.46
   85       7.40               85           6.35

                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                         Age of Co-Annuitant
            ----------------------------------------------
  Age of    10 Years   5 Years   Same   5 Years   10 Years
Annuitant    Younger   Younger    Age    Older      Older
---------   --------   -------   ----   -------   --------
   55           N/A       N/A     N/A     N/A        N/A
   60          2.29      2.46    2.62     2.77      2.88
   65          2.51      2.72    2.93     3.11      3.26
   70          2.78      3.05    3.33     3.57      3.77
   75          3.13      3.49    3.86     4.19      4.45
   80          3.59      4.08    4.58     5.03      5.38
   85          4.22      4.88    5.57     6.17      6.62

Option 2(B): 10 Year Certain

                            Age of Co-Annuitant
            ----------------------------------------------
  Age of    10 Years   5 Years   Same   5 Years   10 Years
Annuitant    Younger   Younger    Age    Older      Older
---------   --------   -------   ----   -------   --------
   55          N/A       N/A      N/A     N/A        N/A
   60         2.29      2.46     2.62     2.77      2.88
   65         2.51      2.72     2.93     3.11      3.26
   70         2.78      3.05     3.32     3.57      3.75
   75         3.13      3.49     3.85     4.16      4.40
   80         3.58      4.06     4.53     4.93      5.20
   85         4.18      4.80     5.38     5.83      6.12

Monthly installments for ages not shown and other years of birth will be furnished on request.


VENTURE-B.11-NY                         S.5                               SAMPLE

BENEFICIARY INFORMATION

[Jane Doe]

DISCLOSURES

PURSUANT TO SECTION 3 OF THE FEDERAL DEFENSE OF MARRIAGE ACT ("DOMA"), SAME SEX-MARRIAGES, DOMESTIC PARTNERSHIPS AND CIVIL UNIONS CURRENTLY ARE NOT RECOGNIZED FOR PURPOSES OF FEDERAL LAW. THEREFORE, THE FAVORABLE INCOME-DEFERRAL OPTIONS AFFORDED BY FEDERAL TAX LAW TO AN OPPOSITE-SEX SPOUSE UNDER INTERNAL REVENUE CODE SECTIONS 72(S) AND 401(A)(9) ARE CURRENTLY NOT AVAILABLE TO A SAME-SEX SPOUSE, DOMESTIC PARTNER OR CIVIL UNION PARTNER. SAME-SEX SPOUSES, DOMESTIC PARTNERS OR CIVIL UNION PARTNERS WHO OWN OR ARE CONSIDERING THE PURCHASE OF ANNUITY PRODUCTS THAT PROVIDE BENEFITS BASED UPON STATUS AS A SPOUSE SHOULD CONSULT A TAX ADVISOR. TO THE EXTENT THAT AN ANNUITY CONTRACT ACCORDS TO SPOUSES OTHER RIGHTS OR BENEFITS THAT ARE NOT AFFECTED BY DOMA, SAME-SEX SPOUSES, DOMESTIC PARTNERS AND CIVIL UNION PARTNERS RECOGNIZED BY THE ISSUE STATE REMAIN ENTITLED TO SUCH RIGHTS OR BENEFITS TO THE SAME EXTENT AS ANY ANNUITY HOLDER'S SPOUSE.

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]


VENTURE-B.11-NY                         S.6                               SAMPLE

PART 1                             DEFINITIONS

WE AND YOU                         "We", "us" and "our" means the Company. "You" or "your"
                                   means the Owner of this Contract.

ACCUMULATION UNIT                  A unit of measure that is used to calculate the value
                                   of the Variable Account of this Contract before the
                                   Annuity Commencement Date.

ANNUITANT                          Any individual person or persons whose life is used to
                                   determine the duration of Annuity Payments involving
                                   life contingencies. The Annuitant is as designated on
                                   the Specifications Pages, unless changed.

ANNUITIES SERVICE CENTER           Any office designated by us for the receipt of Payments
                                   and processing of Owner requests.

ANNUITY COMMENCEMENT DATE          The date Annuity Payments begin. This date may not be
                                   earlier than six months following the Contract Date or
                                   later than the Maturity Date. Annuity Payments may not
                                   be scheduled under the Contract to begin earlier than
                                   12 months from the Contract Date.

ANNUITY OPTION                     The method selected by you for Annuity Payments made by
                                   us.

ANNUITY PAYMENT(S)                 Payment(s) by us to you, in accordance with the Annuity
                                   Option elected under the terms of this Contract.

ANNUITY UNIT                       A unit of measure that is used after the Annuity
                                   Commencement Date to calculate Variable Annuity
                                   payments.

BENEFICIARY                        The person, persons or entity to whom certain benefits
                                   are payable following the death of an Owner, or in
                                   certain circumstances, an Annuitant. For purposes of
                                   section 72(s) of the Internal Revenue code, the
                                   "designated beneficiary" under the Contract shall be
                                   the individual who is entitled to receive the amounts
                                   payable on death of an Owner, or if any Owner is not an
                                   individual, on any change in, or death of, of an
                                   Annuitant

BUSINESS DAY                       Any date on which the New York Stock Exchange is open
                                   for business and the net asset value of a Portfolio is
                                   determined.

COMPANY                            The insurance company named on the first page of this
                                   Contract (or any successor insurance company named by
                                   endorsement to this Contract) that will pay benefits in
                                   accordance with this Contract.

CONTRACT ANNIVERSARY               The annual anniversary of the Contract beginning twelve
                                   months from the Contract Date and each year thereafter.

CONTRACT DATE                      The date of issue of this Contract as designated on the
                                   Specifications Pages.

CONTRACT VALUE                     The total of your Investment Account Values.

CONTRACT YEAR                      The period of time measured twelve consecutive months
                                   from the Contract Date or any Contract Anniversary
                                   thereafter.

CONTINGENT BENEFICIARY             The person, persons or entity who becomes entitled to
                                   receive the Contract proceeds if all Beneficiaries die
                                   before the Owner dies.


VENTURE-B.11-NY                           1                               SAMPLE

ENDORSEMENT                        An Endorsement modifies the contract to which it is
                                   attached. Endorsements must be signed by an officer of
                                   the Company in order to be effective.

FIXED ANNUITY                      An Annuity Option with payments which are predetermined
                                   and guaranteed as to dollar amount.

GOOD ORDER                         The standard we apply when we determine whether an
                                   instruction is satisfactory. An instruction will be
                                   considered in Good Order if it is received at our
                                   Annuities Service Center: (a) in a manner that is
                                   satisfactory to us such that it is sufficiently
                                   complete and clear that we do not need to exercise any
                                   discretion to follow such instruction and complies with
                                   all relevant laws and regulations and Company
                                   requirements; (b) on specific forms, or by other means
                                   we then permit (such as via telephone or electronic
                                   submission); and/or (c) with any signatures and dates
                                   we may require. We will notify you if an instruction is
                                   not in Good Order.

INTERNAL REVENUE CODE (IRC)        The Internal Revenue Code of 1986, as amended from time
                                   to time, and any successor statute of similar purpose.

INVESTMENT ACCOUNT                 An account established by us which represents your
                                   interest in an Investment Option prior to the Annuity
                                   Commencement Date.

INVESTMENT ACCOUNT VALUE           The value of your investment in an Investment Account.

INVESTMENT OPTIONS                 The Subaccount(s) of the Variable Account. The
                                   Investment Options available under this Contract at
                                   issue are shown on the Specifications Pages.

MATURITY DATE                      The latest date on which annuity benefits may commence.
                                   It is the date listed on the Specifications Pages,
                                   unless changed. Any extension of the maximum Maturity
                                   Date beyond age 90 of the oldest Annuitant or the 10th
                                   Contract Year will be subject to the laws and
                                   regulations then in effect and our prior approval.

NET PAYMENT                        The Payment less the amount of premium tax, if any,
                                   deducted from the Payment.

NET SURRENDER VALUE                The Surrender Value less any amount withheld by us for
                                   income taxes.

NON-QUALIFIED CONTRACTS            Contracts which are not issued under Qualified Plans.

OWNER                              The person, persons or entity entitled to the ownership
                                   rights under this Contract. The Owner is as designated
                                   on the Specifications Pages, unless changed.

PORTFOLIO                          The investment choices available to the Variable
                                   Account.

PAYMENT                            An amount paid to us by you as consideration for the
                                   benefits provided by this Contract.

QUALIFIED CONTRACTS                Contracts issued under Qualified Plans.

QUALIFIED PLANS                    Retirement plans which receive favorable tax treatment
                                   under sections 401, 403, 408 or 457, of the Internal
                                   Revenue Code of 1986, as amended.

RIDER                              A rider provides an optional benefit, which may result
                                   in an additional charge to the Contract. A rider
                                   supplements the contract to which it is attached.
                                   Riders must be signed by an officer of the Company in
                                   order to be effective.

VENTURE-B.11-NY                           2                               SAMPLE

SEPARATE ACCOUNT                   A segregated account of the Company that is not
                                   commingled with our general assets and obligations.

SUBACCOUNT(S)                      A division of the Variable Account. Each Subaccount is
                                   invested in shares of a different Portfolio.

SURRENDER VALUE                    The Contract Value on any Valuation Date, less, if
                                   applicable, any contract fees, any rider charges, any
                                   deduction for premium taxes or similar taxes, and any
                                   Withdrawal Charge.

VALUATION PERIOD                   Any period from one Business Day to the next, measured
                                   from the time on each such day that the net asset value
                                   of each Portfolio is determined.

VARIABLE ACCOUNT                   The Company's Separate Account as shown on the
                                   Specifications Pages.

VARIABLE ANNUITY                   An Annuity Option with payments which: (1) are not
                                   predetermined or guaranteed as to dollar amount; and
                                   (2) vary in relation to the investment experience of
                                   one or more specified variable Subaccounts.

WITHDRAWAL AMOUNT                  The amount deducted from the Contract Value when you
                                   take a withdrawal. This amount is the total of the
                                   amount paid to you plus the following, if applicable:
                                   any contract fees, any rider charges, any deduction for
                                   premium taxes or similar taxes, any amount for income
                                   taxes resulting from the withdrawal, and any Withdrawal
                                   Charges. The Withdrawal Amount may not exceed the
                                   Contract Value.

WRITTEN REQUEST                    A notice provided in a form acceptable to Us based on
                                   the type of request and received in Good Order at our
                                   Annuities Service Center.


VENTURE-B.11-NY                           3                               SAMPLE

PART 2                             PARTIES TO THE CONTRACT

OWNER                              Before the Annuity Commencement Date, the Owner of this
                                   Contract shall be the person, persons or entity
                                   designated on the Specifications Pages or the latest
                                   change filed with us. A co-Owner is not permitted under
                                   this Contract if any Owner is an entity. On the Annuity
                                   Commencement Date the Annuitant will become the Owner
                                   of this Contract, unless the Owner is a trust or
                                   custodian. If amounts become payable to the Beneficiary
                                   under this Contract, the Beneficiary becomes the Owner
                                   of this Contract. Unless indicated otherwise,
                                   references to the Owner will also include the co-Owner.

ANNUITANT                          The Annuitant is the person designated as such on the
                                   Specifications Pages or the latest change filed with
                                   us. If you name more than one Annuitant, the second
                                   Annuitant is referred to as the co-Annuitant. Unless
                                   indicated otherwise, references to the Annuitant will
                                   also include the co-Annuitant.

BENEFICIARY                        The Beneficiary is as designated on the Specifications
                                   Pages, unless changed. However, if there is a surviving
                                   Owner, that person will be treated as the Beneficiary.
                                   If no such Beneficiary is living, the Beneficiary is
                                   the Contingent Beneficiary. If no Beneficiary or
                                   Contingent Beneficiary is living, the Beneficiary is
                                   the estate of the deceased Owner.

CHANGE OF OWNER, ANNUITANT,        Subject to the rights of an irrevocable Beneficiary,
BENEFICIARY                        you may change the Owner, Annuitant, or Beneficiary by
                                   Written Request. Any change will take effect on the
                                   date the request is signed. Any change of Owner or
                                   Annuitant is subject to our issue age limitations based
                                   on age at the date of the change. The Annuitant may not
                                   be changed after the Annuity Commencement Date. You
                                   need not send us the Contract unless we request it. We
                                   will not be liable for any payments or actions we take
                                   before the Written Request is received.

                                   The addition of any Owner may result in the resetting
                                   of the Guaranteed Minimum Death Benefit to an amount
                                   equal to the Contract Value as of the date of such
                                   change. For purposes of subsequent calculations of the
                                   Guaranteed Minimum Death Benefit, we will treat the
                                   Contract Value on the date of the change as a Payment
                                   made on that date. In addition, all anniversary values,
                                   all Payments made and all amounts deducted in
                                   connection with partial withdrawals prior to the date
                                   of the addition of the Owner will not be considered in
                                   the determination of the Guaranteed Minimum Death
                                   Benefit.

                                   If any Annuitant is changed and any Owner is not an
                                   individual, the entire interest in the Contract must be
                                   distributed to the Owner within five years of the
                                   change.

ASSIGNMENT                         You may assign this Contract, except as otherwise
                                   provided, at any time prior to the Annuity Commencement
                                   Date. No assignment will be binding on us unless it is
                                   in the form of a Written Request. We will not be liable
                                   for any payments made or actions we take before the
                                   assignment is received by us. An absolute assignment
                                   will revoke the interest of any revocable Beneficiary.
                                   We will not be responsible for the validity of any
                                   assignment.

                                   If this Contract is issued in a Qualified Plan, this
                                   Contract is subject to assignment restrictions for
                                   Federal Income Tax purposes. In such event, this
                                   Contract shall not be sold, assigned, discounted, or
                                   pledged as collateral for a loan or as security for the
                                   performance of an obligation or for any other purpose,
                                   to any person other than us.


VENTURE-B.11-NY                           4                               SAMPLE

PART 3                             PAYMENTS

GENERAL                            The Contract is not effective until the Initial Payment
                                   is received by us at our Annuities Service Center or
                                   such other place designated by us. All Payments under
                                   this Contract are payable at our Annuities Service
                                   Center or such other place as we may designate.

PAYMENT LIMITS                     The Initial Payment is shown on the Specifications
                                   Pages. Each additional Payment must be at least equal
                                   to the Minimum Additional Payment Amount shown on the
                                   Specifications Pages. No additional payment will be
                                   accepted, without our prior approval, after the first
                                   Contract Year that causes the total of all additional
                                   Payments received after the first Contract Year to
                                   exceed the Total Additional Payments amount shown on
                                   the Specifications Pages. If a Payment would cause the
                                   Contract Value on the date of such Payment to exceed
                                   the Maximum Amount shown on the Specifications Pages,
                                   or the Contract Value on the date of such Payment
                                   already exceeds the Maximum Amount, no additional
                                   Payments will be accepted without our prior approval.

ALLOCATION OF NET PAYMENTS         When we receive Payments, the Net Payments will be
                                   allocated among Investment Options in accordance with
                                   the allocation percentages shown on the Specifications
                                   Pages. You may change the allocation of subsequent Net
                                   Payments at any time, without charge, by Written
                                   Request.


VENTURE-B.11-NY                         5                                 SAMPLE

PART 4                             FEES AND DEDUCTIONS

CONTRACT ASSET FEE                 To compensate us for assuming mortality and expense
                                   risks, and administration expenses, we deduct from each
                                   variable Investment Option a fee each Valuation Period
                                   at an annual rate set forth on the Specifications
                                   Pages. A portion of this Asset Fee may also be used to
                                   reimburse us for distribution expenses. This fee is
                                   reflected in the Net Investment Factor used to
                                   determine the value of Accumulation Units and Annuity
                                   Units of the Contract.

ANNUAL CONTRACT FEE                To compensate us for assuming administration expenses,
                                   we charge an Annual Contract Fee as set forth on the
                                   Specifications Pages. Prior to the Annuity Commencement
                                   Date, the Annual Contract Fee is deducted on each
                                   Contract Anniversary. We withdraw the Annual Contract
                                   Fee from each Investment Option in the same proportion
                                   that the value of the Investment Accounts of each
                                   Investment Option bears to the Contract Value. If the
                                   Contract Value is totally withdrawn on any date other
                                   than the Contract Anniversary, we will deduct the total
                                   amount of the Annual Contract Fee from the amount paid.
                                   After the Annuity Commencement Date, we deduct the
                                   Annual Contract Fee on a pro rata basis from each
                                   Annuity Payment.

TAXES                              We reserve the right to charge certain taxes against
                                   your Payments (either at the time of payment or
                                   liquidation due to withdrawals, annuitization or death
                                   benefit), or against the Contract Value, Death Benefit
                                   proceeds, or Annuity Payments, as appropriate. Such
                                   taxes may include premium taxes or other taxes levied
                                   by any government entity which we, in our sole
                                   discretion, determine have resulted from the
                                   establishment or maintenance of the Variable Account,
                                   or from the receipt by us of Payments, or from the
                                   issuance of this Contract, or from the commencement or
                                   continuance of Annuity Payments under this Contract.

RIDER FEE(S)                       We charge an additional fee to compensate us for the
                                   additional benefits provided by any optional benefit
                                   riders elected by you. The Rider Fee for each rider you
                                   elect is shown on the Specifications Pages or in the
                                   Rider. Rider Fees are deducted as described in the
                                   applicable benefit Rider issued by us.

PART 5                             VARIABLE ACCOUNT PROVISIONS

INVESTMENT ACCOUNT                 We will establish a separate Investment Account for you
                                   for each variable Investment Option to which you
                                   allocate amounts. The Investment Account represents the
                                   number of your Accumulation Units in an Investment
                                   Option.

INVESTMENT ACCOUNT VALUE           The Investment Account Value of an Investment Account
                                   is determined by (a) times (b) where:

                                   (a) equals the number of Accumulation Units
                                       credited to the Investment Account; and;

                                   (b) equals the value of the appropriate
                                       Accumulation Unit.

ACCUMULATION UNITS                 We will credit Net Payments to your Investment Accounts
                                   in the form of Accumulation Units. The number of
                                   Accumulation Units we will credit to each Investment
                                   Account of the Contract will be determined by dividing
                                   the Net Payment allocated to that Investment Account by
                                   the Accumulation Unit value for that Investment
                                   Account.
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                                   Accumulation Units will be adjusted for any transfers
                                   and will be canceled on payment of a death benefit,
                                   withdrawal, maturity or assessment of certain charges
                                   based on their value for the Business Day on which such
                                   transaction occurs.

VALUE OF ACCUMULATION UNIT         We will determine the Accumulation Unit value for a
                                   particular Investment Account for any Business Day by
                                   multiplying the Accumulation Unit value for the
                                   immediately preceding Business Day by the net
                                   investment factor for the Valuation Period for which
                                   the value is being determined. The value of an
                                   Accumulation Unit may increase, decrease or remain the
                                   same from one Business Day to the next.

NET INVESTMENT FACTOR              The net investment factor is an index that measures the
                                   investment performance of a Subaccount from one
                                   Business Day to the next (" the Valuation Period"). The
                                   net investment factor for any Valuation Period is
                                   determined by dividing (a) by (b) and subtracting (c)
                                   from the result where:

                                   (a) is the net result of:

                                       (i) the net asset value per share of a
                                           Portfolio share held in the
                                           Subaccount determined as of the end
                                           of the current Valuation Period, plus

                                      (ii) the per share amount of any dividend
                                           or capital gain distributions made
                                           by the Portfolio on shares held in
                                           the Subaccount and received during
                                           the current Valuation Period; and

                                   (b) is the net asset value per share of a
                                       Portfolio share held in the Subaccount
                                       determined as of the end of the
                                       immediately preceding Valuation Period;
                                       and

                                   (c) is the Contract Asset Fee shown on the
                                       Specifications Pages divided by 365 and
                                       multiplied by the number of calendar days in the Valuation Period.

                                   The net investment factor may be greater or less than,
                                   or equal to, one.

ADDITION, DELETION, SUBSTITUTION   We reserve the right, subject to prior approval of the
OR RESTRICTION OF INVESTMENT       New York Superintendent of Insurance and in compliance
OPTIONS                            with applicable law, to make additions to, deletions
                                   from, or substitutions for the Portfolio shares that
                                   are held by the Variable Account or that the Variable
                                   Account may purchase. We reserve the right to eliminate
                                   the shares of any of the eligible Portfolios and to
                                   substitute shares of another Portfolio. We will not
                                   substitute any shares attributable to your interest in
                                   a Subaccount without notice to you and prior approval
                                   of the Securities and Exchange Commission to the extent
                                   required by the Investment Company Act of 1940. Nothing
                                   contained herein shall prevent the Variable Account
                                   from purchasing other securities for other series or
                                   classes of contracts, or from effecting a conversion
                                   between shares of another open-end investment company.

                                   We reserve the right, subject to prior approval of the
                                   New York Superintendent of Insurance and in compliance
                                   with applicable law, to establish additional
                                   Subaccounts which would invest in shares of a new
                                   Portfolio. We also reserve the right to eliminate
                                   existing Subaccounts, to restrict or prohibit
                                   additional allocations to a Subaccount, to combine
                                   Subaccounts or to transfer assets in a Subaccount to
                                   another Separate Account established by us or an
                                   affiliated company. In the event of any such
                                   substitution or change, we may, by appropriate
                                   endorsement, make such changes in this and other
                                   Contracts as may be necessary or appropriate to reflect
                                   such substitutions or change. If deemed by us to be in
                                   the best interests of persons having voting rights
                                   under the Contracts, the Variable Account may be
                                   operated as a management company under the Investment
                                   Company Act of 1940 or it may be de-registered under
                                   such Act in the event such registration is no longer
                                   required.
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INSULATION                         The portion of the assets of the Variable Account equal
                                   to the reserves and other contract liabilities with
                                   respect to such account shall not be charged with
                                   liabilities arising out of any other business we may
                                   conduct. Moreover, the income, gains and losses,
                                   realized or unrealized, from assets allocated to the
                                   Variable Account shall be credited to or charged
                                   against such account without regard to our other
                                   income, gains or losses.

SEPARATE ACCOUNT ASSETS            We will maintain, in the Separate Account, assets with
                                   a value at least equal to the amounts accumulated in
                                   accordance with the terms of the applicable agreements
                                   with respect to the Separate Account and the reserves
                                   for annuities, in the course of payment that vary with
                                   the investment experience of the Separate Account.

PART 6                             TRANSFERS

TRANSFERS BEFORE ANNUITY           While this Contract is in effect prior to the Annuity
COMMENCEMENT DATE                  Commencement Date, you may transfer amounts among the
                                   Investment Accounts of the Contract, subject to the
                                   limitations below. Amounts will be canceled from the
                                   Investment Accounts from which amounts are transferred
                                   and credited to the Investment Account to which amounts
                                   are transferred. We will effect such transfers so that
                                   the Contract Value on the date of transfer will not be
                                   affected by the transfer.

                                   You must transfer at least the Minimum Transfer Amount
                                   shown on the Specifications Pages or, if less, the
                                   entire amount in the Investment Account each time you
                                   make a transfer. If, after the transfer, the amount
                                   remaining in the Investment Account from which the
                                   transfer is made is less than Minimum Investment
                                   Account Value shown on the Specifications Pages, then
                                   we will transfer the entire amount instead of the
                                   requested amount.

                                   We limit the number of transfers you may make each
                                   Contract Year among each Variable Investment Option as
                                   shown in the Transfers Before Annuity Commencement Date
                                   section on the Specifications Pages.

                                   We do not impose a charge for the first 12 transfers in
                                   a Contract Year. For each additional transfer during a
                                   Contract Year, the Transfer Charge is shown on the
                                   Specifications Pages.

TRANSFERS ON OR AFTER ANNUITY      Once variable Annuity Payments have begun, you may
COMMENCEMENT DATE                  transfer all or part of the investment upon which your
                                   variable Annuity Payments are based from one Subaccount
                                   to another. To do this, we will convert the number of
                                   variable Annuity Units you hold in the Subaccount from
                                   which you are transferring to a number of variable
                                   Annuity Units of the Subaccount to which you are
                                   transferring so that the next Annuity Payment, if it
                                   were made at that time, would be the same amount that
                                   it would have been without the transfer. After the
                                   transfer, the variable Annuity Payments will reflect
                                   changes in the values of your new variable Annuity
                                   Units. You must give us notice at least 30 days before
                                   the due date of the first variable Annuity Payment to
                                   which the transfer will apply.

                                   We reserve the right, upon notice, to limit the number
                                   of transfers that can be made after variable annuity
                                   payments have begun. If such a limit is imposed, the
                                   number of transfers per Contract Year will be no less
                                   than the Minimum Number of Transfers Per Contract Year
                                   shown in the Transfers On Or After Annuity Commencement
                                   Date section on the Specifications Pages.
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                                   After the Annuity Commencement Date, transfers will not
                                   be allowed from a fixed to a variable Annuity Option,
                                   or from a variable to a fixed Annuity Option.

DEFERRAL, MODIFICATION OR          We reserve the right to defer, modify or terminate the
TERMINATION OF TRANSFER            transfer privilege at any time that we are unable to
PRIVILEGE                          purchase or redeem shares of the Portfolios. Transfer
                                   charges and limitations are identified above and in the
                                   Suspension of Payments provision in the Withdrawals
                                   Provisions section.

PART 7                             WITHDRAWAL PROVISIONS

PAYMENTS OF WITHDRAWALS            You may withdraw part or all of the Surrender Value, at
                                   any time before the earlier of the death of an Owner,
                                   the Annuity Commencement Date or the Maturity Date, by
                                   sending us a Written Request. We will pay all
                                   withdrawals within seven days of receipt at the
                                   Annuities Service Center subject to postponement in
                                   certain circumstances, as specified below.

TOTAL WITHDRAWAL                   Upon receipt of your request to withdraw the entire
                                   Contract Value, we will terminate the Contract and pay
                                   you the Net Surrender Value.

PARTIAL WITHDRAWAL                 If you request to withdraw an amount less than the
                                   Surrender Value, we will pay you the amount requested
                                   and deduct the Withdrawal Amount from the Contract
                                   Value. Unless you specify the amount to be withdrawn
                                   from each Investment Option, the Withdrawal Amount will
                                   be withdrawn from each Investment Option on a pro rata
                                   basis.

                                   Partial withdrawals will reduce the Death Benefit, as
                                   described in the Death Benefit section.

FREQUENCY AND AMOUNT OF PARTIAL    You may make as many partial withdrawals as you wish.
WITHDRAWALS                        Limitations on the amount of partial withdrawals are as
                                   follows.

                                   (a) Any withdrawal from an Investment Account
                                       must be at least equal to the Minimum Amount
                                       of Partial Withdrawal shown on the
                                       Specifications Pages or the entire balance in
                                       the Investment Account, if less.

                                   (b) If after the withdrawal, the amount
                                       remaining in the Investment Account is less
                                       than the Minimum Investment Account Balance
                                       shown on the Specifications Pages, then we
                                       will consider the withdrawal request to be a
                                       request for withdrawal of the entire amount
                                       held in the Investment Account.

                                   (c) If a partial withdrawal reduces the
                                       Contract Value to less than the Minimum
                                       Remaining Contract Value shown on the
                                       Specifications Pages, or if the amount
                                       requested is greater than or equal to the
                                       amount available as a total withdrawal, then
                                       we will treat the partial withdrawal as a
                                       total withdrawal of the Contract Value.

SUSPENSION OF PAYMENTS             We may defer the right of withdrawal from, or postpone
                                   the date of payments from, the variable Investment
                                   Accounts for any period when: (1) the New York Stock
                                   Exchange is closed (other than customary weekend and
                                   holiday closings); (2) trading on the New York Stock
                                   Exchange is restricted; (3) an emergency exists as a
                                   result of which disposal of securities held in the
                                   Variable Account is not reasonably practicable or it is
                                   not reasonably practicable to determine the value of
                                   the Variable Account's net assets; or (4) the
                                   Securities and Exchange Commission, by order, so
                                   permits for the protection of security holders;
                                   provided that applicable rules and regulations of the
                                   Securities and Exchange Commission
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                                   shall govern as to whether the conditions described in
                                   (2) and (3) exist.

WITHDRAWAL CHARGE                  If a withdrawal is made from the Contract we may assess
                                   a Withdrawal Charge against Payments. The amount of the
                                   Withdrawal Charge and when it is assessed is discussed
                                   below.

                                   (a)  A Free Withdrawal Amount may be withdrawn free of
                                        a Withdrawal Charge. The Free Withdrawal Amount is
                                        the greater of:

                                        (i)   Earnings, which for purposes of these
                                              Withdrawal Charge provisions, means the
                                              excess of the Contract Value on the date of
                                              withdrawal over the unliquidated Payments; or

                                        (ii)  the excess of a. over b. where

                                              a.  equals 10% times the total Payments; and

                                              b.  equals 100% of all prior partial
                                                  withdrawals in that Contract Year.

                                   (b)  Amounts will be withdrawn from the Contract in the
                                        following order for purposes of calculating the
                                        Withdrawal Charge:

                                        (i)   Earnings; then

                                        (ii)  any Free Withdrawal Amount in excess of
                                              Earnings; then

                                        (iii) Payments not previously liquidated, in the
                                              order such Payments were received.

                                   (c)  Payments are liquidated when the Withdrawal Amount
                                        exceeds Earnings. The amount of Payments
                                        liquidated equals

                                        (i)   the lesser of the Withdrawal Amount or the
                                              total unliquidated Payments; minus

                                        (ii)  Earnings.

                                   (d)  A total withdrawal will liquidate all unliquidated
                                        Payments. Any Payments liquidated may be subject
                                        to a Withdrawal Charge based on the length of time
                                        the Payment has been in the Contract. The
                                        Withdrawal Charge is determined by multiplying the
                                        amount of the Payment being liquidated by the
                                        applicable Withdrawal Charge percentage obtained
                                        from the table shown on the Specifications Pages.

                                   (e)  The total Withdrawal Charge will be the sum of the
                                        Withdrawal Charges for the Payments being
                                        liquidated.

WAIVER OF WITHDRAWAL CHARGE        A Withdrawal Charge is not applied if the withdrawal is:

                                   (a)  payment of the Death Benefit; or

                                   (b)  due to the application of the Contract Value to an
                                        Annuity Option; or

                                   (c)  taken at the Maturity Date of the Contract; or

                                   (d)  a distribution required to satisfy Federal Income
                                        Tax minimum distribution requirements that apply
                                        to this Contract; or

                                   (e)  a withdrawal guaranteed under certain riders
                                        attached to the Contract, as specified in the
                                        rider.
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PART 8                             DEATH BENEFITS

DEATH BENEFIT BEFORE ANNUITY       Prior to the Maturity Date or Annuity Commencement
COMMENCEMENT DATE                  Date, if earlier, we will determine the Death Benefit
                                   as of the date on which written notice and proof of
                                   death and all required claim forms are received in Good
                                   Order at the Company's Annuities Service Center as
                                   follows:

                                   The Death Benefit will be determined as the greater of
                                   the Contract Value or the Guaranteed Minimum Death
                                   Benefit.

                                   The Guaranteed Minimum Death Benefit is the sum of all
                                   Payments made, less any amount deducted in connection
                                   with partial withdrawals. For purposes of calculating
                                   the Guaranteed Minimum Death Benefit, the amount
                                   deducted in connection with partial withdrawals will be
                                   equal to (i) times (ii), where (i) is equal to the
                                   Guaranteed Minimum Death Benefit prior to the
                                   withdrawal, and (ii) is equal to the amount of the
                                   partial withdrawal divided by the Contract Value prior
                                   to the partial withdrawal.

                                   We will permit the Owner to limit the Death Benefit
                                   option(s) to be offered any named Beneficiary, if the
                                   Owner provides written notice to the Company prior to
                                   death and the desired option(s) is one provided for in
                                   this Contract.

                                   Death benefit distributions prior to the Annuity
                                   Commencement Date are governed by Internal Revenue Code
                                   Section 72(s). Pursuant to Section 72(s) any reference
                                   in this provision to "spouse" means a spouse as defined
                                   in federal law.

                                   DEATH OF ANNUITANT: On the death of the last surviving
                                   Annuitant, the Owner becomes the new Annuitant, if the
                                   Owner is an individual. If the Owner is not an
                                   individual the death of any Annuitant is treated as the
                                   death of an Owner and the Death Benefit will be
                                   determined by substituting the Annuitant for the Owner
                                   as described below.

                                   DEATH OF OWNER: We will pay the Death Benefit to the
                                   Beneficiary if any Owner dies prior to the Maturity
                                   Date or Annuity Commencement Date, if earlier. The
                                   Death Benefit may be taken in one sum immediately, in
                                   which case the Contract will terminate. If the Death
                                   Benefit is not taken in one sum immediately, the
                                   Contract will continue subject to the following
                                   provisions:

                                   (a)  The Beneficiary becomes the Owner.

                                   (b)  The excess, if any, of the Death Benefit over the
                                        Contract Value will be allocated to and among the
                                        Investment Accounts in proportion to their values
                                        as of the date on which the Death Benefit is
                                        determined.

                                   (c)  No additional Payments may be applied to the
                                        Contract.

                                   (d)  If the Beneficiary is not the deceased Owner's
                                        spouse, the entire interest in the Contract must
                                        be distributed under one of the following options:

                                        (i)   The entire interest in the Contract must be
                                              distributed over the life of the Beneficiary,
                                              or over a period not extending beyond the
                                              life expectancy of the Beneficiary, with
                                              distributions beginning within one year of
                                              the Owner's death; or
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                                        (ii)  the entire interest in the Contract must be
                                              distributed within 5 years of the Owner's
                                              Death, or

                                        (iii) as Annuity Payments under one of the options
                                              described in the Annuity Options section.

                                        If the Beneficiary dies before the distributions
                                        required by (i) or (ii) are complete, the entire
                                        remaining Contract Value must be distributed in a
                                        lump sum immediately.

                                   (e)  If the Beneficiary is the deceased Owner's spouse,
                                        the Contract will continue with the surviving
                                        spouse as the new Owner, subject to the provisions
                                        of Internal Revenue Code Section 72(s). The
                                        surviving spouse may name a new Beneficiary (and,
                                        if no Beneficiary is so named, the surviving
                                        spouse's estate will be the Beneficiary).

                                        The spouse may also elect distributions under one
                                        of the following options:

                                        (i)   the entire interest in the Contract may be
                                              distributed over the life of the
                                              Beneficiary, or over a period not extending
                                              beyond the life expectancy of the
                                              Beneficiary, with distributions beginning
                                              within one year of the Owner's death; or

                                        (ii)  as Annuity Payments under one of the options
                                              described in the Annuity Options section.

                                   (f)  We will waive Withdrawal Charges on any
                                        withdrawals.

                                   If there is more than one Beneficiary, the foregoing
                                   provisions will independently apply to each
                                   Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER          If Annuity Payments have been selected based on an
ANNUITY                            Annuity Option providing for payments for a guaranteed
COMMENCEMENT DATE                  period, and the Annuitant dies on or after the Annuity
                                   Commencement Date, we will make the remaining
                                   guaranteed payments to the Beneficiary. Any remaining
                                   payments will be made at least as rapidly as under the
                                   method of distribution being used as of the date of the
                                   Annuitant's death. If no Beneficiary is living, we will
                                   commute any unpaid guaranteed payments to a single sum
                                   (on the basis of the interest rate used in determining
                                   the payments) and pay that single sum to the estate of
                                   the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH                     We will require Proof of death upon the death of the
                                   Annuitant or the Owner. Proof of death is one of the
                                   following received at the Annuities Service Center:

                                   (a)  A certified copy of a death certificate;

                                   (b)  A certified copy of a decree of a court of
                                        competent jurisdiction as to the finding of death;
                                        or

                                   (c)  Any other proof satisfactory to us.
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PART 9                             CONTRACT MATURITY

CHANGE IN MATURITY DATE            Prior to the Maturity Date, an Owner may make a Written
                                   Request to change the Maturity Date. Any extension of
                                   the Maturity Date will be subject to our prior approval
                                   and any applicable law or regulation then in effect.

OPTIONS AT MATURITY DATE           We will send You information about Your available
                                   options prior to the Maturity Date. If by the Maturity
                                   Date, you do not choose an Annuity Option, make a total
                                   withdrawal of the Surrender Value, or ask us to change
                                   the Maturity Date, we will automatically pay you
                                   Annuity Payments under the Annuity Option shown on the
                                   Specifications Pages and the Annuity Commencement Date
                                   is considered to be the Maturity Date.

                                   We will provide variable Annuity Payments unless
                                   otherwise elected. You can change the Annuity Option at
                                   any time before the Annuity Commencement Date.

PART 10                            ANNUITY PAYMENTS

GENERAL                            The entire Contract Value or the entire amount of the
                                   Beneficiary's portion of the Death Benefit may be
                                   applied in accordance with one or more of the Annuity
                                   Options described below, subject to any restrictions of
                                   Internal Revenue Code section 72(s). Once Annuity
                                   Payments commence, the Annuity Option may not be
                                   changed. The "Life 10-Year Certain" Annuity Option
                                   described under Part 11, Option 1 is the default
                                   Annuity Option unless you request another option on or
                                   prior to the Maturity Date or unless otherwise required
                                   by the Internal Revenue Code.

                                   You may select a Fixed or Variable Annuity. We will
                                   provide variable Annuity Payments unless otherwise
                                   elected. Once Annuity Payments commence, the Annuity
                                   Option may not be changed.

                                   The method used to calculate the amount of the initial
                                   and subsequent Annuity Payments is described below.

                                   We may pay the Contract Value or Death Benefit, on the
                                   Annuity Commencement Date in one lump sum if the
                                   corresponding monthly income is less than $20.

VARIABLE ANNUITY PAYMENTS          We will determine the amount of the first Variable
                                   Annuity Payment by applying the portion of the Contract
                                   Value used to effect a Variable Annuity (minus any
                                   applicable premium taxes) to the Annuity Option elected
                                   based on the mortality table and assumed interest rate
                                   shown in the Specifications Pages. We will provide a
                                   table of the annuity factors upon Written Request. If
                                   the current rates in use by us on the Annuity
                                   Commencement Date are more favorable to you, we will
                                   use the current rates. The portion of the Contract
                                   Value used to effect a Variable Annuity will be
                                   measured as of a date not more than 10 business days
                                   prior to the Annuity Commencement Date.
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                                   Subsequent payments will be based on the investment
                                   performance of one or more Subaccounts as you select.
                                   The amount of such payments is determined by the number
                                   of Annuity Units credited for each Subaccount. Such
                                   number is determined by dividing the portion of the
                                   first payment allocated to that Subaccount by the
                                   Annuity Unit value for that Subaccount determined as of
                                   the same date that the Contract Value used to effect
                                   Annuity Payments was determined. We then multiply this
                                   number of Annuity Units for each Subaccount by the
                                   appropriate Annuity Unit value for each subsequent
                                   determination date, which is a uniformly applied date
                                   not more than 10 business days before the payment is
                                   due.

                                   Variable Annuity payments, at the time of their
                                   commencement, will not be less than those that would be
                                   provided by the application of the amount described
                                   below to purchase a single premium immediate annuity
                                   then offered to the same class of annuitants by us or a
                                   company affiliated with us. Since no such annuity
                                   currently exists, we will apply rates that are
                                   reasonable in relation to the market single premium
                                   immediate annuity rates. The amount applied would be
                                   equal to the greater of;

                                   (a)  the Contract Value less applicable Withdrawal
                                        Charges; or

                                   (b)  95% of the Contract Value.

MORTALITY AND EXPENSE GUARANTEE    We guarantee that the dollar amount of each Variable
                                   Annuity payment will not be affected by changes in
                                   mortality and expense experience.

ANNUITY UNIT VALUE                 The value of an Annuity Unit for each Subaccount for
                                   any Business Day is determined as follows:

                                   (a)  The net investment factor for the Subaccount for
                                        the Valuation Period ending on the Business Day
                                        for which the Annuity Unit value is being
                                        calculated is multiplied by the value of the
                                        Annuity Unit for the preceding Business Day; and

                                   (b)  The result is adjusted to compensate for the
                                        interest rate used to determine the first Variable
                                        Annuity payment.

                                   The dollar value of Annuity Units may increase,
                                   decrease or remain the same from one Valuation Period
                                   to the next.

FIXED ANNUITY PAYMENTS             We will determine the amount of each Fixed Annuity
                                   payment by applying the portion of the Contract Value
                                   used to effect a Fixed Annuity measured as of a date
                                   not more than 10 business days prior to the Annuity
                                   Commencement Date (minus any applicable premium taxes)
                                   to the Annuity Option elected based on the mortality
                                   table and interest rate shown on the Specifications
                                   Pages. The Fixed Annuity payment will not be less than
                                   that available by applying the amount described below
                                   to purchase a single premium immediate annuity then
                                   offered to the same class of annuitants by us or a
                                   company affiliated with us. Such an amount would be
                                   equal to the greater of:

                                   (c)  the Contract Value less applicable Withdrawal
                                        Charges; or

                                   (d)  95% of the Contract Value.

                                   We guarantee the dollar amount of Fixed Annuity
                                   payments.
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PART 11                            ANNUITY OPTIONS

DESCRIPTION OF ANNUITY OPTIONS     Option 1: Life Annuity

                                   a)   Life Non-Refund. We will make Annuity Payments
                                        during the lifetime of the Annuitant. No payments
                                        are due after the death of the Annuitant.

                                   b)   Life with 10-Year Certain. We will make Annuity
                                        Payments for 10 years and after that during the
                                        lifetime of the Annuitant. No payments are due
                                        after the death of the Annuitant or, if later, the
                                        end of the 10-year period.

                                   Option 2: Joint and Survivor Life Annuity

                                   The second Annuitant named shall be referred to as the
                                   Co-Annuitant.

                                   a)   Joint and Survivor Non-Refund. We will make
                                        Annuity Payments during the joint lifetime of the
                                        Annuitant and Co-Annuitant. Payments will then
                                        continue during the remaining lifetime of the
                                        survivor. No payments are due after the death of
                                        the last survivor of the Annuitant and
                                        Co-Annuitant.

                                   b)   Joint and Survivor with 10-Year Certain. We will
                                        make Annuity Payments for 10 years and after that
                                        during the joint lifetime of the Annuitant and
                                        Co-Annuitant. Payments will then continue during
                                        the remaining lifetime of the survivor. No
                                        payments are due after the death of the survivor
                                        of the Annuitant and Co-Annuitant or, if later,
                                        the end of the 10-year period.

ALTERNATE ANNUITY OPTIONS          Instead of settlement in accordance with the Annuity
                                   Options described above, you may choose an alternate
                                   form of settlement acceptable to us. Once Annuity
                                   Payments commence, the form of settlement may not be
                                   changed.

PART 12                            GENERAL PROVISIONS

ENTIRE CONTRACT                    The entire Contract consists of this Contract,
                                   Endorsements and Riders, if any, and the application,
                                   if one is attached to this Contract.

BENEFITS AND VALUES                The benefits and values available under this Contract
                                   are not less than the minimum required by any statute
                                   of the state in which this Contract is delivered. We
                                   have filed a detailed statement of the method used to
                                   calculate the benefits and values with the Department
                                   of Insurance in the state in which this Contract is
                                   delivered, if required by law.

MODIFICATION                       Only the President, a Vice President, or the Secretary
                                   of the Company has authority to agree on our behalf to
                                   any alteration of the Contract or to any waiver of our
                                   rights or requirements. The change or waiver must be in
                                   writing. We will not change or modify this Contract
                                   without prior approval of the New York Superintendent
                                   of Insurance. No change that reduces benefits will be
                                   made without your written consent.
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VENTURE-B.11-NY                         15                                SAMPLE

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CLAIMS OF CREDITORS                All benefits and payments under this Contract shall be
                                   exempt from the claims of creditors to the extent
                                   permitted by law.

MISSTATEMENT AND PROOF OF AGE      We may require proof of age or survival of any person
OR SURVIVAL                        upon whose age or survival any Annuity Payments or
                                   other benefits provided by this Contract or any Rider
                                   attached thereof depend. If the age of the Annuitant
                                   has been misstated, the benefits will be those which
                                   would have been provided for the correct age. If we
                                   have made incorrect benefit payments, we will
                                   immediately pay the amount of any underpayment adjusted
                                   with interest at 3% per annum. We will deduct the
                                   amount of any overpayment from future benefit payments
                                   without adjustment for interest.

INCONTESTABILITY                   This Contract is not contestable.

NON-PARTICIPATING                  Your Contract is non-participating and will not share
                                   in our profits or surplus earnings. We will pay no
                                   dividends on your Contract.

REPORTS                            We provide periodic reports no less frequently than
                                   annually without charge, containing the Investment
                                   Account Value, the Contract Value and Death Benefit.
                                   The report will include the number of Accumulation
                                   Units credited to the Variable Account, the
                                   Accumulation Unit value and the dollar value of the
                                   Accumulation Unit of the Variable Account no more than
                                   4 months prior to the date of the delivery of the
                                   report. We will provide annual calendar year reports
                                   concerning the status of the Contract and such
                                   information concerning required minimum distributions
                                   as is prescribed by the Commissioner of Internal
                                   Revenue. We will provide additional status reports upon
                                   request for a charge not to exceed $25 per request.

CURRENCY AND PLACE OF PAYMENTS     All payments made to or by us shall be made in the
                                   lawful currency of the United States of America at the
                                   Annuities Service Center or elsewhere if we consent.

NOTICES AND ELECTIONS              To be effective, all notices and elections you make
                                   under this Contract must be in the form of a Written
                                   Request. All notices, requests and elections will be
                                   effective when signed. We will not be liable for any
                                   payments made or actions taken before the Written
                                   Request is received by us.

GOVERNING LAW                      This Contract will be governed by the laws of the
                                   jurisdiction indicated on the Specifications Pages.

SECTION 72(S)                      The provisions of this Contract shall be interpreted so
                                   as to comply with the requirements of Section 72(s) of
                                   the Internal Revenue Code.
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VENTURE-B.11-NY                          16                               SAMPLE

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PART 13                            CONTRACT TERMINATION

CANCELLATION FOR NONPAYMENT &      If, prior to the Annuity Commencement Date, no Payments
MINIMUM ACCOUNT VALUE              have been made for two consecutive Contract Years, and
                                   if both:

                                   (a) the total Payments made, less any partial withdrawals, are less then $2,000; and

                                   (b)  the Contract Value at the end of such two year
                                        period is less than $2,000; we may cancel this
                                        Contract and pay you the Contract Value (measured
                                        as of the Valuation Period during which the
                                        cancellation occurs), less the Annual Contract
                                        Fee.

OTHER                              This Contract will terminate on the earliest of :

                                   (a)  receipt of your request to withdraw the entire
                                        Contract Value;

                                   (b)  the date a Death Benefit is payable and the
                                        Beneficiary takes the Death Benefit as a lump sum;
                                        or

                                   (c)  the date the Contract Value reduces to zero,
                                        subject to the provisions of any benefit rider
                                        attached to this Contract.
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VENTURE-B.11-NY                         17                                SAMPLE

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JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK           (JOHN HANCOCK(R) LOGO)
HOME OFFICE: Valhalla, New York

VENTURE-B.11-NY                                                           SAMPLE